UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2021 (May 17, 2021)

CHP MERGER CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39140	84-290924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Deforest Avenue, Suite 108 Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 508-7090

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	CHPMU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units	CHPM	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	CHPMW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies” (“SPACs”) (the “Statement”). In the Statement, the SEC staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since November 26, 2019 (the “IPO date”), CHP Merger Corp. (the “Company”) has accounted for its outstanding warrants (“Warrants”) to purchase ordinary shares as equity within its financial statements. However, as a result of the Statement, and after discussion and evaluation, the Company has concluded that the Warrants should be presented as liabilities on its financial statements as of the IPO date reported at fair value with subsequent fair value re-measurement at each reporting period.

On May 17, 2021, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), based on the recommendation of and after consultation with management, concluded that the Company’s previously issued (i) audited financial statements as of and for the two years December 31, 2020 and 2019 included in its Annual Report on Form 10-K for the year ended December 31, 2020 and (ii) unaudited condensed financial statements included in its Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020 (collectively, the “Non-Reliance Period”) should no longer be relied upon due to changes required to reclassify the Warrants as liabilities to align with the requirements set forth in the Statement.

As a result, investors, analysts and other persons should not rely upon the Company’s previously released financial statements and other financial data for the Non-Reliance Period. Similarly, the related press releases, Report of Independent Registered Public Accounting Firm on the financial statements as of December 31, 2020, and other other communications describing relevant portions of our financial statements for the periods that need to be restated should no longer be relied upon. The Company will file a revised Annual Report on Form 10-K/A that includes restated financial statements for the Non-Reliance Period and that corrects the errors and provides additional explanation of the changes.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective.

The Audit Committee and management have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2021

CHP MERGER CORP.

By:	/s/ James T. Olsen
Name: James T. Olsen
Title: Chief Executive Officer